MOFFITT & COMPANY, P.C.
                       5040 EAST SHEA BOULEVARD, SUITE 270
                            SCOTTSDALE, ARIZONA 85032
                                 (480) 951-1416


July 21, 2003


U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  IBIZ Technology Corp. - Form S-8

Dear Sir/Madame:

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002 in IBIZ Technology Corp.'s Form 10-KSB for the fiscal year ended October 31, 2001, and to all references to our firm included in this Registration Statement.

                                                 Sincerely,


                                                 /s/  Moffitt & Company, P.C.
                                                 Moffitt & Company, P.C.